Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (which is expected to be filed on December 23, 2010) of St. Bernard Software, Inc. (the “Company”), relating to the Company’s 2010 Employee, Director and Consultant Equity Incentive Plan, of our report dated March 26, 2010 relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2009 and 2008 included in its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission (“SEC”) on March 26, 2010.

We also consent to the incorporation by reference in the aforementioned Registration Statement of our report dated October 12, 2010 on the December 31, 2009 and 2008 financial statements of Red Condor, Inc. included in the Company’s Form 8-K/A filed with the SEC on October 13, 2010; such Form 8-K/A is incorporated by reference in the aforementioned Registration Statement.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California
December 23, 2010

Squar, Milner, Peterson, Miranda & Williamson, LLP
Certified Public Accountants & Financial Advisors, Serving Clients Since 1951

3655 Nobel Drive, Suite 450 | San Diego, CA 92122    Tel: 858-597-4100 | Fax: 858-597-4111